EXHIBIT 3.1

RESTATED BY-LAWS

OF

ST. MARY LAND & EXPLORATION COMPANY

(amended as of December 18, 2008)

________________

NAME

1.  The name of this Corporation is St. Mary Land & Exploration Company.

OFFICE

2.  This Corporation may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation’s business.

SEAL

3.  The corporate seal of this Corporation shall have inscribed thereon the name of this Corporation and the year of its creation and the words “Corporate Seal, Delaware.”

STOCKHOLDERS’ MEETINGS

4.             (a)           The annual meeting of the Stockholders shall be held on the third Thursday in May of each year, or at such other time, at the principal office of the Corporation, or such other place, within or without the State of Colorado, as the Board of Directors may determine, when the Stockholders shall elect a Board of Directors for the ensuing year and transact such other business as may come before it.

(b)           Special meetings of the Stockholders shall be held at the place prescribed for the annual meetings, unless otherwise ordered by the Board of Directors, and may be called by the Chairman of the Board and the Chief Executive Officer or on the written request of any four Directors who may include the Chairman of the Board or the Chief Executive Officer.

(c)           Except as otherwise provided by law or the Certificate of Incorporation, the holders of one-third (1/3) of the shares of the capital stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum at all meetings of the Stockholders.  In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting from time to time, until a quorum shall be present.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.  No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

(d)           Each Stockholder of record, as determined pursuant to Article 17 of these By-Laws, shall be entitled to one vote either in person or by proxy for each share of capital stock registered in his name on the books of the Corporation, provided, that, each Stockholder of record of a fractional share shall be entitled to a vote equal to such fractional share.  Except as otherwise provided by law, by the Certificate of Incorporation or by Article 5 of these By-Laws, all elections of Directors and all other actions to be taken by Stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or by proxy at the meeting and entitled to vote in the election or on the action.

(e)           Notice of the meetings and the conduct of the same shall be as prescribed by the Board of Directors, subject to applicable law and the provisions of these By-Laws.

(f)           Any action required to be taken, or which may be taken, at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted; provided, that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

(g)           The following provisions shall apply with respect to the notice and conduct of business at a meeting of Stockholders.

(i)           Annual Meetings of Stockholders.

(A)           Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any Stockholder of the Corporation who (i) was a Stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such business or nomination.  Clause (c) of the immediately preceding sentence, as affected by the notice procedures and other provisions set forth in Sections 4(g)(i)(B) and 4(g)(i)(C) below, shall be the exclusive means for a Stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of Stockholders.

(B)           Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 4(g)(i)(A)(c) of these By-Laws, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action.  To be timely, a Stockholder’s notice to the Secretary shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 105th day and not later than the close of business on the 75th day prior to the first anniversary date of the immediately preceding annual meeting of the Stockholders; provided, however, that in the event that the date of the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, in order to be timely the notice by the Stockholder must be so delivered or received not earlier than the close of business on the 105th day prior to the date of such annual meeting and not later than the close of business on the later of the 75th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than eighty-five (85) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.  To be in proper form, a Stockholder’s notice (whether given pursuant to this Section 4(g)(i)(B) or Section 4(g)(ii) of these By-Laws) to the Secretary must: (a) set forth, as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder has a right to vote any shares of any security of the Corporation, (D) any short or long interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security; likewise, for purposes of this By-Law a person shall be deemed to have a long interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such

Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such Stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Stockholder’s immediate family sharing the same household (which information shall be supplemented by such Stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a Director or Directors that the Stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder; (c) set forth, as to each person, if any, whom the Stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 4(h) of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.

(C)           Notwithstanding anything in the second sentence of Section 4(g)(i)(B) of these By-Laws to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the

Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(ii)           Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (a) by or at the direction of the Board of Directors, or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who (i) is a Stockholder of record at the time of giving of notice provided for in this Section 4(g)(ii) and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in Section 4(g) of these By-Laws as to such nomination.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 4(g)(i)(B) of these By-Laws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 4(h) of these By-Laws) shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 105th day prior to the date of such special meeting and not later than the close of business on the later of the 75th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than eighty-five (85) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

(iii)           General.

(A)           Only such persons who are nominated in accordance with the procedures set forth in Section 4(g) of these By-Laws shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 4(g) of these By-Laws.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 4(g) of these By-Laws and, if any proposed nomination or business is not in compliance with Section 4(g) of these By-Laws, to declare that such defective proposal or nomination shall be disregarded.

(B)           For purposes of Section 4(g) of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(C)           Notwithstanding the foregoing provisions of these By-Laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 4(g)(i)(A)(c) or Section 4(g)(ii) of these By-Laws.  Nothing in this By-Law shall be deemed to affect any rights (i) of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

(h)           To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 4(g) of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (with such representation and agreement as to compliance to be with respect to such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made).

DIRECTORS

5.             (a)           The property and business of this Corporation shall be managed by a Board of at least three Directors.

(b)           The number of Directors may be fixed from time to time by resolution by the Board of Directors but shall not be less than three; the Board of Directors may at any regular or special meeting increase its number by electing additional members to hold office until the next annual meeting of the Stockholders, or until their successors shall be elected and qualified or until their earlier resignation or removal.

(c)           Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

(d)           Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board or the Chief Executive Officer, or on the request in writing of any two other Directors stating the purpose or purposes of such meeting.  Notice of any special meeting shall be in a form approved by the Chairman of the Board.  Notices of special meetings shall be mailed to each Director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic mail or other form of electronic transmission, facsimile, telegraph, cable or other form of recorded communication or be delivered personally or by telephone, not later than the day before such date of meeting.  Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign or indicate by electronic transmission a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice.  Unless limited by law, by the Certificate of Incorporation or by these By-Laws, any and all business may be transacted at any special meeting.

(e)           A majority of the whole Board of Directors (the whole Board of Directors being the number of Directors fixed by resolution of the Board of Directors from time to time) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these By-Laws.  A majority of the Directors present at any meeting may adjourn the meeting from time to time without further notice other than announcement at the meeting.  If at any meeting a quorum is not present, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting of its adjournment until a quorum is present.

(f)           Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or of such committee.  Furthermore, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

(g)           In case of any increase in the number of Directors, or of any vacancy in the Board of Directors, the additional Director or Directors shall be elected, or, as the case may be, the vacancy or vacancies shall be filled by the Board of Directors at any meeting by the affirmative vote of a majority of the remaining Directors, notwithstanding that the remaining Directors may be less than a quorum, or by the sole remaining Director.  The Directors so chosen shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(h)           By resolution of the Board of Directors, any Director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as Director.  The amounts and forms of such compensation or reimbursement of expenses, which may be in cash or shares of the Corporation’s stock or in another form, shall be determined by, or be in accordance with the direction of, the Board of Directors.  Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

(i)           The Board of Directors shall have power to elect or appoint all necessary officers and committees, to employ agents, factors, clerks and workmen, to require any of them to give such bond for the faithful discharge of their duties as may be deemed wise, to fix their compensation, to prescribe their duties, to dismiss any appointed officer or employee, and generally to control all the officers of the Corporation.

(j)           The Board of Directors may, by resolution passed by a majority of the whole Board of Directors as specified in the Certificate of Incorporation, designate one or more committees, each to consist of one or more of the Directors of the Corporation, and may appoint chairmen of any such committees.  To the extent provided in the resolution designating such committee, and to the extent permitted by law, each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committees shall include an audit committee, a compensation committee, a nominating and corporate governance committee and any other committee of independent Directors required by applicable securities laws, rules and regulations and applicable rules and regulations of any securities exchange or market on which the Corporation’s securities may be listed or traded, and the functions, duties, responsibilities and Director composition thereof shall be in accordance with such applicable laws, rules and regulations.

(k)           The Board of Directors, in addition to the powers and authority expressly conferred upon them by these By-Laws, may exercise all such powers and do all such things as may be exercised or done by the Corporation, but subject, nevertheless, to the provisions of the law, of the Certificate of Incorporation, and of these By-Laws.

OFFICERS

6.  The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and such other officers as may from time to time be elected or appointed by the Board of Directors.  The determination of whether or not to fill such positions shall be within the discretion of the Board of Directors, except as otherwise provided by law.  Any offices except those of President and Vice President or President and Secretary may be held by the same person.  All officers shall serve at the pleasure of the Board of Directors.  Any officer may be removed by the Board of Directors at anytime with or without cause.  A vacancy in any office shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

7.  The Chairman of the Board shall preside at all meetings of the Stockholders and at all meetings of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

CHIEF EXECUTIVE OFFICER

8.  The Chief Executive Officer shall be a member of the Board of Directors, shall exercise general supervision and administration over all of the Corporation’s affairs, and shall have such further duties as are incident to the office of chief executive officer of a corporation or are prescribed by law or as shall from time to time be designated by the Board of Directors.  He shall, in the absence of the Chairman of the Board, preside at all meetings of the Stockholders and Directors.  He shall have the authority to sign or countersign as may be necessary all such bills, notes, checks, contracts and other instruments as may pertain to the business and affairs of the Corporation, except where the signing thereof shall be expressly delegated to some other officer or agent by the Board of Directors or required by law to be otherwise signed or executed, and he shall have the authority to sign all contracts, orders, deeds, liens, licenses and other instruments of a special nature, and, unless otherwise provided by law or by the Board of Directors, he may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments.  He shall, as far as may be possible and desirable, familiarize himself with and exercise supervision over the affairs of this or any other corporation in which this Corporation may be interested.

PRESIDENT

9.  The President shall have such powers and perform such duties as shall from time to time be designated by the Board of Directors or the Chief Executive Officer, or are prescribed by law.  Subject to the foregoing, the President shall have such duties as are incident to the office of president of a corporation, those duties assigned to him by other provisions of these By-Laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board of Directors or the Chief Executive Officer.  He shall have the authority to sign or countersign as may be necessary all stock certificates, contracts or other documents and instruments of the Corporation, except where the signing thereof shall be expressly delegated to some other officer or agent by the Board of Directors or the Chief Executive Officer or required by law to be otherwise signed or executed, and, unless otherwise provided by law or by the Board of Directors or the Chief Executive Officer, he may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments.  In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties and discharge the responsibilities of the Chief Executive Officer.

VICE-PRESIDENT

10.  In the absence of the Chief Executive Officer and the President or in the event of his or their inability or refusal to act, the Vice-President, if any (or, if there be more than one, the Vice Presidents in the order designated by the Chief Executive Officer or the President, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office), shall perform the duties and discharge the responsibilities of the President.  They shall have such other duties and powers as shall from time to time be designated by the Board of Directors or by the Chief Executive Officer or the President.

SECRETARY

11.  The Secretary shall be sworn to the faithful discharge of his duties and shall keep full minutes of all the meetings of the Stockholders and of the Board of Directors, and shall perform the same duty for the standing committees when required.  He shall issue all calls for meetings of the Stockholders and Directors and shall notify all officers and Directors of their election.  He shall have charge of the seal of the Corporation and affix the same to any instrument requiring it.  He shall have charge of the stock certificate books, stock transfer books, and stock ledgers, and such other books and papers as the Board of Directors may place in his charge.  He shall make such reports to the Board of Directors as they may require, and he shall also prepare such reports and statements as may be required by the provisions of the law.

ASSISTANT SECRETARY

12.  The Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order designated by the Chief Executive Officer, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office) shall, in the absence, disability, or refusal to act of the Secretary, be vested with all the powers of the

Secretary and shall perform all his duties.  He shall assist the Secretary in the performance of his duties, and shall have such powers and perform such other duties as the Board of Directors may from time to time direct.

TREASURER

13.  The Treasurer shall be the custodian of all the funds and securities of the Corporation and shall keep full and accurate records and accounts in books provided for that purpose of all receipts, disbursements, credits, assets, liabilities and general financial transactions of the Corporation.  He shall endorse for collection or deposit, to the credit of the Corporation, all bills, notes, checks and other negotiable instruments of the Corporation coming into his hands in such depositories and safe deposits as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the specific instructions of the Chief Executive Officer, the President, any Vice-President in charge of financial matters of the Corporation, or the Board of Directors or any committee established thereby, taking proper vouchers for all such disbursements, and he shall give bond to the Corporation in such sum and with such surety as shall be satisfactory to the proper officers of the Corporation.

ASSISTANT TREASURER

14.  The Assistant Treasurer (or, if there be more than one, the Assistant Treasurers in the order designated by the Chief Executive Officer, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office) shall, in the absence, disability or refusal to act of the Treasurer, be vested with all the powers of the Treasurer and shall perform all his duties.  He shall assist the Treasurer in the performance of his duties, and shall have such powers and perform such other duties as the Board of Directors, the Chief Executive Officer, the President, or any Vice-President in charge of financial matters of the Corporation may from time to time direct.

CONTROLLER

15.  The Controller shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, the President, or any Vice-President in charge of financial matters of the Corporation.

OFFICER PRO TEM

16.  In the absence of any officer, the Board of Directors may delegate his powers and duties to any other officers or to any Director, for the time being.

STOCK

17.           (a)           The shares of the Corporation’s stock may be in either certificated or uncertificated form.  Any shares represented by a certificate may not become uncertificated until the certificate therefore is surrendered to the Corporation, subject to the provisions of Section

17(d) hereof.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall from time to time approve, signed by or in the name of the Corporation by the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by the Stockholder.

(b)           Any or all the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

(c)           A record of the name and address of each holder of certificated or uncertificated shares, the number of shares held, and the date of issue thereof, shall be made on the Corporation’s books.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

(d)           Any person claiming a stock certificate or uncertificated shares in lieu of a stock certificate lost, stolen, mutilated or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts as to its loss, theft, mutilation or destruction.  He shall also, if required by the Board of Directors, give the Corporation a bond, in such form and amount as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.  Upon production of any required evidence and indemnification, the Corporation may issue a new certificate or certificates of stock or provide for uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed.

(e)           The Corporation may maintain one or more transfer offices or agencies, each under the control of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable.  The Corporation may also maintain one or more registry offices, each under the control of a registrar designated by the Board of Directors, wherein such shares of stock shall be registered.

(f)           Transfer of shares shall, except as provided in Section 17(d) hereof, be made on the books of the Corporation only by direction of the holder, whether named in the certificate or on the books of the Corporation as a holder of uncertificated shares, or his attorney, lawfully constituted in writing, upon presentation of proper transfer instructions and proper evidence of succession, assignment or authority to transfer the shares and, if held in certificate form, only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.  Upon the surrender of any certificate for the transfer of stock, such certificate shall be marked “Cancelled” and filed with the stock records of the Corporation.

(g)           In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(h)           In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  Such a request shall include (i) a description of the action that such Stockholder proposes to take by written consent, including the text of any proposal to be submitted to Stockholders, (ii) the information required by Section 4(g)(i)(B) of these By-Laws to be contained in a Stockholder’s notice of business to be brought before a meeting of Stockholders, and (iii) any other information relating to the Stockholder, the beneficial owner, if any, on whose behalf the proposal is made, or the proposal that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies or consents relating to the proposed action pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a written request complying with these By-Laws is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a written request complying with these By-Laws is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery at its principal executive offices.  Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 17(h) and prior action by the Board of Directors is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

INSPECTION OF BOOKS AND ACCOUNTS

18.  Except as otherwise provided by law and the Certificate of Incorporation, the Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly.

ALTERATION AND AMENDMENT

19.  The Board of Directors may by a majority vote of the whole Board, adopt, amend or repeal these By-Laws at any regular meeting or at any special meeting.

DEFERRED MEETINGS

20.  If any meeting provided for in these By-Laws should fall upon a legal holiday, the same shall be held upon the next succeeding business day at the same hour and place.

INDEMNIFICATION OF OFFICERS, DIRECTORS EMPLOYEES AND AGENTS:  INSURANCE

21.           (a)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)           Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion.

(e)           Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 21.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)           The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article 21 (i) shall be contract rights based upon good and valuable consideration, pursuant to which a person may bring suit as if the provisions of this Article 21 were set forth in a separate written contract between such person and the Corporation, (ii) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, (iii) shall be deemed to have fully vested at the time the person seeking indemnification or advancement of expenses first assumes his or her position as a Director, officer, employee or agent of the Corporation, and (iv) shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.  Any repeal or modification of the provisions of this Article 21 shall be prospective only and shall not in any way diminish or adversely affect the rights of any person that are in effect hereunder with respect to any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or relating to any act or omission occurring prior to such repeal or modification.

(g)           The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 21.

(h)           The provisions of this Article 21 shall be separable and the invalidity of all or any part thereof as applied to any particular type of liability or any particular person shall not preclude application of any remaining portion thereof to such situation or such person, nor application of the provisions of this Article 21 to any other situation or person.

CONFLICTS OF INTEREST

22.  No Director, officer or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of such opportunity through his or her affiliation with the Corporation.  No officer or employee of the Corporation may pursue for his own account an oil and gas opportunity as to which he or she did not obtain knowledge through his or her affiliation with the Corporation unless (a) with respect to a non-officer of the Corporation, such employee’s pursuit of such opportunity has been approved by a senior officer of the Corporation with full knowledge of such opportunity and (b) with respect to an officer of the Corporation, such officer’s pursuit of such opportunity has been approved by the Board of Directors.  The foregoing restrictions shall not apply to the acquisition of less than one percent of the publicly traded securities of another company.

EXECUTIVE COMMITTEE

23.  The Executive Committee shall consist of at least three members who shall be appointed by the Board of Directors.  Committee members may be removed and replaced by a majority of the members of the Board of Directors in their discretion.  If a Committee Chair is not designated by the Board of Directors or is not present at a meeting, the members of the Committee may designate a Chair by majority vote.

The Committee shall meet as frequently as necessary between meetings of the Board of Directors and shall have the power and authority to act on behalf of the Board of Directors and the Corporation with respect to matters as to which it has been authorized to act by the Board of Directors provided that such actions are not in conflict with the Certificate of Incorporation or the By-Laws of the Corporation or applicable laws, regulations or rules and listing standards of the New York Stock Exchange.

The Committee shall on a timely basis report all actions of the Committee to the Board of Directors.